Exhibit 10.3

EXHIBIT A AND B OF THIS EXHIBIT HAVE BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

PATENT CROSS-LICENSE

THIS PATENT CROSS-LICENSE (“Agreement”) is entered into as of November 19, 2009 (the “Effective Date”) between eBay Inc., a Delaware corporation, (“eBay”) and Skype Technologies S.A., a Luxembourg public limited company (société anonyme), (“Skype”, and collectively with eBay the “Parties” and each a “Party”).

WHEREAS, eBay, Skype Luxembourg Holdings S.À.R.L., a Luxembourg private limited liability company (société à responsabilité limitée), and Springboard Group S.À.R.L. (“Buyer”), entered into that certain Agreement for the Sale and Purchase of the Entire Share Capital of Skype, Skype Inc. and Sonorit Holding, AS dated as of September 1, 2009 as amended (the “Purchase Agreement”);

WHEREAS, Skype or one of its Subsidiaries own certain patents, patent applications and related foreign filings as of the Effective Date as identified in Exhibit A (collectively, the “Skype Patents”);

WHEREAS, eBay or one of its Subsidiaries own certain patents, patent applications and related foreign filings as of the Effective Date as identified in Exhibit B (collectively, the “eBay Patents”);

WHEREAS, pursuant to the Purchase Agreement, Skype agreed to license to eBay and its Subsidiaries the Skype Patents on the terms and conditions set forth herein; and

WHEREAS, pursuant to the Purchase Agreement, eBay agreed to license to Skype and its Subsidiaries the eBay Patents on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement. The words “including,” “include” and “includes” shall each be deemed to be followed by the term “without limitation.” Any agreement, schedule, attachment, task order or exhibit referred to herein shall mean such agreement, schedule, attachment task order or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions thereof and this

Agreement. Reference to any statute, rule or regulation means such statute, rule or regulation as amended and supplemented at the time and from time to time and includes any successor statute, rule or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules, exhibits and task orders shall be references to recitals, articles, sections, paragraphs, schedules, exhibits and task orders of this Agreement. As used in this Agreement:

1.1.	“Agreement” has the meaning set forth in the first paragraph.

1.2.	“Affiliate” means, with respect to a Party, any other party that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Party. Affiliates include Subsidiaries. For purposes of this definition, “control” (and its variants), as used with respect to any entity, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract, or otherwise.

1.3.	“Buyer” has the meaning set forth in the recitals.

1.4.	“Confidential Information” means all confidential information furnished or disclosed by each Party to the other Party pursuant to this Agreement: (a) identified by the disclosing Party as proprietary or confidential; or (b) that a reasonable person would generally understand and expect to be confidential.

1.5.	“Effective Date” has the meaning set forth in the first paragraph.

1.6.	“eBay” has the meaning set forth in the first paragraph.

1.7.	“eBay Field of Use” means any and all fields of use, excluding the development, manufacture, use or distribution of any software, technology, product or service whose principal use is the communication of voice or video over a network (including the Internet and wireless telephone networks and public switched telephone networks); provided however, that the eBay Field of Use shall include any (a) e-commerce business, product, service, technology, or transaction functionality or (b) financial business, product, service, technology, or transaction capability when that business, product, service, technology or transaction capability is implemented using the Internet.

1.8.	“eBay Patent Rights” means the rights under the eBay Patents and all foreign counterpart applications and patents, whether now existing or hereafter arising, and all respective applications, continuations, continuations-in-part (but only as to those patent claims that are fully supported solely by the specification of the respective eBay Patent), divisions, issuances, renewals, reissues, reexaminations and extensions of the eBay Patents. Notwithstanding the foregoing, eBay Patent Rights expressly exclude patent rights to the extent arising out of inventions conceived by or on behalf of eBay or an eBay Subsidiary after the Effective Date.

1.9.	“eBay Patents” has the meaning set forth in the recitals.

1.10.	“eBay Spin-Off Entity” has the meaning set forth in Section 9.1.

1.11.	“Parties” has the meaning set forth in the first paragraph.

1.12.	“Party” has the meaning set forth in the first paragraph.

1.13.	“Patent Rights” means the eBay Patent Rights and the Skype Patent Rights.

1.14.	“Purchase Agreement” has the meaning set forth in the recitals.

1.15.	“Restructure Date” has the meaning set forth in Section 9.1.

1.16.	“Section 365(n)” has the meaning set forth in Section 10.

1.17.	“Skype” has the meaning set forth in the first paragraph.

1.18.	“Skype Field of Use” means the development, manufacture, use and distribution of software, technology, products and services for the communication of voice, video or other data over a network (including the Internet and wireless telephone networks and public switched telephone networks); provided however, that the Skype Field of Use (a) shall not include any (i) e-commerce business, product, service, technology, or transaction functionality or (ii) financial business, product, service, technology, or transaction capability when that business, product, service, technology or transaction capability is implemented using the Internet and (b) notwithstanding clause (a) of this definition, shall include any such business, product, service, technology, functionality, or capability that was provided by any Skype products or services immediately prior to the Effective Date and any improvements and enhancements to such Skype products or services.

1.19.	“Skype Patent Rights” means the rights under the Skype Patents and all foreign counterpart applications and patents, whether now existing or hereafter arising, and all respective applications, continuations, continuations-in-part (but only as to those patent claims that are fully supported solely by the specification of the respective Skype Patent), divisions, issuances, renewals, reissues, reexaminations and extensions of the Skype Patents. Notwithstanding the foregoing, Skype Patent Rights expressly exclude patent rights to the extent arising out of inventions conceived by or on behalf of Skype or a Skype Subsidiary after the Effective Date.

1.20.	“Skype Patents” has the meaning set forth in the recitals.

1.21.	“Skype Spin-off Entity” has the meaning set forth in Section 9.2.

1.22.

“Subsidiary” means any entity for which a Party, now or hereafter, owns or controls either: (a) if such entity has voting shares or other securities, fifty percent (50%) or more of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority; or (b) if such entity does not have voting shares or other securities, fifty percent (50%) or more of the ownership interest that represents the right to make fundamental governing decisions for such entity.

1.23.	“Term” has the meaning set forth in Section 7.1.

1.24.	“Third Party” means a person or entity that is not a Party or a Subsidiary of a Party.

2.	License Grants.

2.1.	Grants by eBay. As of the Effective Date and subject to the terms and conditions of this Agreement, eBay grants to Skype and its Subsidiaries (for so long as they remain a Subsidiary) a personal, non-transferable (except as provided herein), non-exclusive, fully paid-up, royalty-free, worldwide right and license to make, have made, use, import, have imported, export, have exported, market, distribute, sell, lease and offer to sell products, services, and employ processes and methods, covered by the eBay Patent Rights solely in the Skype Field of Use. For the avoidance of doubt, the foregoing license extends to (a) customers of Skype and its Subsidiaries but only to the extent of such customers’ use of products and/or services offered, distributed or sold by Skype or any of its Subsidiaries; and (b) third-party providers of hardware or software using the software of Skype or any of its Subsidiaries, but only to the extent of such use. eBay shall remain liable to Skype for each of its Subsidiaries’ compliance with this Agreement.

2.2.	Grants by Skype. As of the Effective Date and subject to the terms and conditions of this Agreement, Skype grants to eBay and its Subsidiaries (for so long as they remain a Subsidiary) a personal, non-transferable (except as provided herein), non-exclusive, fully paid-up, royalty-free, worldwide right and license to make, have made, use, import, have imported, export, have exported, market, distribute, sell, lease and offer to sell products, services, and employ processes and methods, covered by the Skype Patent Rights solely in the eBay Field of Use. For the avoidance of doubt, the foregoing license extends to (a) customers of eBay and its Subsidiaries but only to the extent of such customers’ use of products and/or services offered, distributed or sold by eBay or any of its Subsidiaries; and (b) third-party providers of hardware or software using the software of eBay or any of its Subsidiaries, but only to the extent of such use. Skype shall remain liable to eBay for each of its Subsidiaries’ compliance with this Agreement.

2.3.	Sublicenses. Neither eBay, Skype or any of their respective Subsidiaries may sublicense the rights granted to it pursuant to this Agreement.

3.	Consideration. The licenses granted under this Agreement are on a royalty free basis without compensation from any Party to any other Party. The Parties acknowledge and agree that the royalty-free nature of the licenses granted hereunder is not representative of the true value of the licenses and that such components are solely the result of the specialized nature of the overall transaction between the Parties, of which this Agreement is a part, as set forth more fully in the preamble hereto.

4.	Ownership.

4.1.	eBay Patents. Skype acknowledges on behalf of itself and its Affiliates that as between Skype and its Affiliates on the one hand, and eBay and its Affiliates on the other, eBay or its Subsidiaries, as applicable, own all of the eBay Patent Rights. Nothing contained herein shall create or be construed as an assignment to Skype of any right, title or interest in or to the eBay Patent Rights, other than the license granted in Section 2.1. All rights not expressly granted herein are reserved by eBay.

4.2.	Skype Patents. eBay acknowledges on behalf of itself and its Affiliates that as between eBay and its Affiliates on the one hand and Skype and its Affiliates on the other, Skype or its Subsidiaries, as applicable, own all of the Skype Patent Rights. Nothing contained herein shall create or be construed as an assignment to eBay of any right, title or interest in or to the Skype Patent Rights, other than the license granted in Section 2.2. All rights not expressly granted herein are reserved by Skype.

5.	Maintenance and Cooperation.

5.1.	Maintenance. Each Party shall, at its sole discretion and option and at its sole expense, pay all maintenance fees, maintain the existence and present status of any existing patent grants, prosecute all pending applications for patents included within its respective Patent Rights, and maintain the existence and status, as issued, of any patents issued pursuant to any pending applications for patents included within its Patent Rights; provided, however, that the foregoing shall not require either party to engage in any of the foregoing or to engage in litigation.

5.2.	Cooperation. Each Party shall provide reasonable assistance and cooperation to the other Party in the preparation, prosecution, maintenance and protection of the other Party’s Patent Rights. Such assistance and cooperation shall be provided at the requesting Party’s cost and expense and shall include signing instruments and documents, subject to the signing party’s prior review and approval, not to be unreasonably withheld.

6.	Limited Warranties; Disclaimers; Limitation of Liability and Disclaimer of Damages.

6.1.	By eBay. eBay hereby represents and warrants that, as of the Effective Date:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)	it has by proper action duly authorized the execution, delivery and performance of this Agreement, and this Agreement constitutes its legal, valid and binding agreement, enforceable according to its terms;

(c)	it has the power and authority to grant the rights granted herein to the extent that such rights are owned by its Subsidiaries; and

(d)	the execution, delivery and performance of this Agreement does not and will not conflict in any material respect with, or constitute a material default under, its organizational documents or the terms and conditions of any documents, agreements, or other writings to which it is a party.

6.2.	By Skype. Skype hereby represents and warrants that, as of the Effective Date:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg, and it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)	it has by proper action duly authorized the execution, delivery and performance of this Agreement, and this Agreement constitutes its legal, valid and binding agreement, enforceable according to its terms;

(c)	it has the power and authority to grant the rights granted herein to the extent that such rights are owned by its Subsidiaries; and

(d)	the execution, delivery and performance of this Agreement does not and will not conflict in any material respect with, or constitute a material default under, its organizational documents or the terms and conditions of any documents, agreements, or other writings to which it is a party.

6.3.	Disclaimers.

(a)	Nothing in this Agreement is or shall be construed as:

(i)	a representation or warranty by either Party as to the validity or scope of any patent or invention included within its Patent Rights;

(ii)	a representation or warranty that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement, misappropriation or violation of patents, copyrights, or other rights of Third Parties;

(iii)	granting by implication, estoppel or otherwise any licenses or rights under patents or other rights of either Party other than such Party’s Patent Rights identified in this Agreement; or

(iv)	an obligation of a Party to furnish to the other Party any technology or technological information other than as expressly provided in this Agreement.

(b)	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY PROVIDES THE LICENSES GRANTED HEREUNDER ON AN “AS-IS” BASIS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, QUALITY, USEFULNESS, UTILITY, ADEQUACY, COMPLIANCE WITH LAW, VALIDITY OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ISSUED OR PENDING, OR THAT THE USE OF PRODUCTS OR SERVICES PRACTICING THE PATENT RIGHTS WILL NOT INFRINGE, MISAPPROPRIATE OR VIOLATE THE RIGHTS OF ANY THIRD PARTY.

6.4.	Limitation of Liability; Disclaimer of Damages. THE ENTIRE RISK AS TO THE PERFORMANCE OF PRODUCTS OR SERVICES OFFERED, MADE OR SOLD BY ANY PARTY OR ITS SUBSIDIARIES PURSUANT TO THE LICENSES GRANTED HEREUNDER IS ASSUMED BY THE PARTY OR SUBSIDIARY THAT OFFERS, MAKES OR SELLS SUCH PRODUCTS AND SERVICES. To the extent permitted by applicable law, in no event shall a Party or its Subsidiaries be responsible or liable to any other party for any direct, indirect, special, incidental or consequential damages or lost profits or other loss or damage with respect to products or services offered, made or sold by the other Party or its Subsidiaries pursuant to the licenses granted hereunder, regardless of legal theory. For the avoidance of doubt, no Party shall have any monetary liability under this Agreement other than, to the extent applicable, in connection with: (a) a breach of its obligations set forth in Section 8; (b) a breach of Section 9; and/or (c) a breach of the license granted to it under Section 2. The foregoing limitations on liability and disclaimer of damages apply even though a Party or its Affiliates may have been advised of the possibility of such damage. The foregoing limitations on liability and disclaimer of damages represent an express allocation of risk between the Parties.

7.	Term; Termination.

7.1.	Term of Agreement. The term of this Agreement (the “Term”) shall begin on the Effective Date and continue, with regard to each license therefor, until the date of expiration of the last of the licensed Patent Rights to expire, unless earlier terminated in accordance with the terms hereof.

7.2.	Termination. This Agreement may be terminated as follows:

(a)

by either Party on one hundred eighty (180) days prior notice to the defaulting Party if the defaulting Party or any of its Subsidiaries breaches any of its material obligations under this Agreement, such notice specifying the details of such breach, and such breach has not been cured within such one hundred eighty (180) day period;

(b)	immediately by either Party (but subject to the limitations set forth in Section 7.3(b)(i)) if: (i) the other Party or any of its Subsidiaries files a voluntary petition for relief under applicable bankruptcy or insolvency law; (ii) an involuntary proceeding under applicable bankruptcy or insolvency law is instituted against the other Party or any of its Subsidiaries, as applicable, and such proceeding is not dismissed within sixty (60) days of filing; (iii) the other Party or any of its Subsidiaries, as applicable, is otherwise adjudged bankrupt; (iv) a trustee or receiver is appointed by the court for all or a substantial portion of the assets of the other Party or any of its Subsidiaries; (v) the other Party or any of its Subsidiaries becomes insolvent or suspends its business; or (vi) the other Party or any of its Subsidiaries makes an assignment of all or substantially all of its assets for the benefit of its creditors; or

7.3.	Consequences of Termination.

(a)	Upon any termination of this Agreement, each Party shall, and shall cause its respective Subsidiaries to, cease all use of the other’s Confidential Information, promptly return to the other and/or delete or destroy all copies of the other’s Confidential Information in their possession, custody or control, and certify any such deletion or destruction to the other in writing.

(b)	If this Agreement terminates in accordance with Section 7.2, then:

(i)	all licenses granted hereunder to the defaulting Party and its Subsidiaries shall automatically terminate; provided that in the event of termination pursuant to Section 7.2(b) on the account of any of the actions or circumstances specified therein with respect to a Subsidiary of a Party, all licenses shall terminate only with respect to such Subsidiary, and the licenses and this Agreement shall otherwise continue to be in full force and effect with respect to such Party and all of its other Subsidiaries; and

(ii)	all licenses granted hereunder to the terminating party shall remain in full force and effect.

(c)	Survival. Any provision of this Agreement which, by its nature, would survive termination of this Agreement shall survive any such termination, including Sections 1, 2.3, 4, 5, 6.3, 6.4, 7.3, 8, 9, 10 and 11. For the avoidance of doubt, the provisions of Sections 2.1 and 2.2 shall survive the termination of this Agreement solely to the extent provided in Section 7.3(b).

8.	Confidentiality.

8.1.	Obligations. Each Party shall protect the confidentiality of the other Party’s Confidential Information, in the same manner that the recipient protects the confidentiality of its own confidential information of like kind, but in no event in less than a commercially reasonably manner. Except as to perform its obligations hereunder or as expressly permitted hereunder, no Party or any of its Subsidiaries shall reproduce or use any Confidential Information of the other Party or disclose any of the other Party’s Confidential Information, in any case without the prior written consent of the other Party. Notwithstanding the foregoing provisions of this Section 8.1, a party receiving Confidential Information of the other Party shall have no obligations under this Section 8.1 as to Confidential Information that the receiving Party establishes:

(a)	is published or otherwise becomes available to the general public without breach of this Agreement, or any other duty of nondisclosure or confidentiality;

(b)	was rightfully furnished by a third party in a manner not involving a breach of such third party’s obligations to any Party and without any obligation of confidentiality or nonuse;

(c)	was developed independently by an employee or agent of the receiving Party who was not aware of and made no use of Confidential Information furnished to the receiving Party pursuant to this Agreement.

8.2.	No Party or its Subsidiaries shall be deemed to be in breach of this Agreement if Confidential Information of the other Party is required to be disclosed by a Party or a Subsidiary:

(a)	to comply with applicable laws, government regulations, a valid subpoena or a court order, provided that the disclosing Party or Subsidiary, as applicable, provides, to the extent permitted by applicable law, prior notice of such disclosure to the other Party and takes commercially reasonable and lawful actions to avoid and minimize the extent of such disclosure, including through cooperating with the disclosing Party’s efforts to seek to obtain a protective order relating to any such disclosure, it being understood that if the disclosing Party or Subsidiary is precluded from providing notice of such disclosure to the other Party, such disclosing Party or Subsidiary, as applicable, shall take commercially reasonable and lawful actions to avoid and minimize the extent of such disclosure, including through seeking to obtain a protective order relating to any such disclosure; or

(b)	as required to assert its rights hereunder.

9.	Assignment and Transferability Limitations.

9.1.

By eBay. Neither eBay nor any of its Subsidiaries may assign or transfer its rights or this Agreement or delegate its obligations under this Agreement, by operation of law, contract or otherwise, including in connection with insolvency or bankruptcy, without the prior written consent of Skype (which consent is not to be unreasonably withheld or delayed) and any attempt to do so without such consent shall be null and void. Notwithstanding the foregoing, eBay may assign this Agreement to an acquirer without Skype’s consent in the event of a sale of all or substantially all of eBay’s shares or assets or a sale of the business that includes eBay’s activities prior to the Effective Date, provided however in the event of any such sale of assets or business, Skype receives the acquirer’s acknowledgement that it shall be bound by the terms of this Agreement. In the event of such an assignment, the licenses granted by Skype in Section 2.2 shall be limited to the business of eBay transferred to the acquirer and shall not extend to any other products or services of the acquirer. If eBay or any of its Subsidiaries undergoes an internal restructuring, sells assets or divests entities or portions thereof so that Skype Patent Rights then being used by eBay or any such Subsidiaries are to be used by entities that are no longer Subsidiaries of eBay (each, an “eBay Spin-off Entity”), upon eBay’s request (which request eBay may make at any time within twelve months of the applicable Restructure Date), Skype and the applicable eBay Spin-off Entity shall execute and deliver an agreement granting the eBay Spin-off Entity such rights that are granted eBay under this Agreement pursuant to terms and conditions that are consistent with the terms and conditions set forth in this Agreement. Each such agreement shall be effective as of the date each such restructuring, sale or divestiture is effective (each, a “Restructure Date”).

9.2.	By Skype. Neither Skype nor any of its Subsidiaries may assign or transfer its rights or this Agreement or delegate its obligations under this Agreement, by operation of law, contract or otherwise, including in connection with insolvency or bankruptcy, without the prior written consent of eBay (which consent is not to be unreasonably withheld or delayed) and any attempt to do so without such consent shall be null and void. Notwithstanding the foregoing, Skype may assign this Agreement to an acquirer without eBay’s consent in the event of a sale of all or substantially all of Skype’s shares or assets or a sale of the business that includes Skype’s activities prior to the Effective Date, provided however in the event of any such sale of assets or business, eBay receives the acquirer’s acknowledgement that it shall be bound by the terms of this Agreement. In the event of such an assignment, the licenses granted by eBay in Section 2.1 shall be limited to the business of Skype transferred to the acquirer and shall not extend to any other products or services of the acquirer. If Skype transfers its interest in any of its Subsidiaries that is using the eBay Patent Rights (each, a “Skype Spin-off Entity”), such Skype Spin-off Entity may continue its rights and obligations under this Agreement with respect to the eBay Patent Rights after it is divested from Skype, provided that (a) Skype notify eBay in writing of the divestiture within one month thereof, and (b) the applicable Skype Spin-off Entity execute and deliver to eBay a written acknowledgement of all such rights and obligations as and to the same extent they had pertained to Skype hereunder, which such rights and obligations shall continue from the date of the Skype Spin-off Entity’s divestiture from Skype as a direct contract with eBay and no longer pursuant to this Agreement. Such transfer shall not affect the rights retained by Skype and its other Subsidiaries hereunder.

9.3.

Certain Obligations Upon Sale or Transfer of Patent Rights. If either Party or any of its Subsidiaries elects to sell or otherwise transfer any of its rights to any of their Patent Rights, such sale or transfer shall be subject to the rights granted in this Agreement. To that end, should it be necessary for a Party or any of its Subsidiaries to disclose this Agreement to any actual transferee in connection with such sale or transfer, such Party or

Subsidiary may do so, provided that: (a) such actual transferee is subject to a written obligation that is consistent with the obligations of the Parties set forth in this Section 9 requiring it not to disclose or otherwise use this Agreement; (b) prior to disclosing this Agreement to such actual transferee, such Party or Subsidiary deletes the Exhibits to this Agreement in their entirety and replaces such Exhibits with a single Exhibit that identifies only the Patent Rights to be sold or transferred to such actual transferee; and (c) upon the request of the other Party to this Agreement, the disclosing Party shall enforce the terms of such written obligation identified in Section 9.3(a) on each such actual transferee.

9.4.	Binding Nature. Subject to the foregoing, this Agreement shall be binding upon the Parties and their respective permitted legal successors and permitted assigns.

10.	Section 365(n). Notwithstanding Section 7.2(b), all rights and licenses granted under or pursuant to this Agreement are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Section 365(n)”), licenses of rights to “intellectual property” as defined in Section 365(n). eBay agrees that Skype and its Subsidiaries, as licensees of the eBay Patent Rights under this Agreement, shall retain and may fully exercise all of their rights and elections under Section 365(n). Skype agrees that eBay and its Subsidiaries, as licensees of the Skype Patent Rights under this Agreement, shall retain and may fully exercise all of their rights and elections under Section 365(n). To the extent available, each Party and their Subsidiaries, as applicable, shall benefit from comparable provisions of applicable bankruptcy or similar laws and regulations of relevant jurisdictions other than the United States.

11.	General Provisions.

11.1.	Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, facsimile (with receipt confirmed telephonically) or by hand, to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.1):

If to eBay:

General Counsel	Emily Ward, Assoc. Gen. Counsel, Patents
eBay Inc.	eBay Inc.
2145 Hamilton Avenue	2145 Hamilton Avenue
San Jose, California 95125	San Jose, California 95125

If to Skype:

General Counsel
Skype Technologies, S.A. 22/24, Boulevard Royal

L-2449 Luxembourg
Grand Duchy of Luxembourg

11.2.	Amendments. This Agreement may only be amended, modified or supplemented by an instrument in writing designated as an amendment to this Agreement and executed by eBay and Skype.

11.3.	Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

11.4.	Governing Law and Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice-of-law rules that would require the application of the laws of another jurisdiction. The parties hereby irrevocably consent to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in Santa Clara County, California for the purposes of adjudicating any matter arising out of or relating to this Agreement.

11.5.	Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5.

11.6.	Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to the benefits of such term, but such waiver shall be effective only if it is in a writing signed by the Party entitled to the benefits of such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of a Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of a Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

11.7.	Severability. If any provision of this Agreement or the application of any such provision to a Party or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

11.8.	Entire Agreement. This Agreement (including any Exhibits hereto) and any documents incorporated by reference constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the Parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement. Any Exhibits or Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

11.9.	Section Headings. Titles to sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement.

11.10.	Interpretation. The terms and conditions of this Agreement are the result of negotiations between the Parties. The Parties intend that this Agreement should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation or drafting of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers effective as of the Effective Date.

eBay Inc.		Skype Technologies S.A.

By:	/S/ MICHAEL JACOBSON	By:	/S/ LAURA SHESGREEN
Name:	Michael Jacobson	Name:	Laura Shesgreen
Title:	SVP, Legal Affairs, General Counsel and Secretary	Title:	Director

		By:	/S/ ROBERT MILLER
		Name:	Robert Miller
		Title:	Director

Signature Page to Patent Cross-License by and between

eBay Inc. and Skype Technologies S.A.

Exhibit A

Skype Patents

[SEVEN PAGES ARE OMITTED AS CONFIDENTIAL AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

Exhibit A – Page 1

Exhibit B

eBay Patents

[TWO PAGES ARE OMITTED AS CONFIDENTIAL AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

Exhibit B – Page 1